As filed with the Securities and Exchange Commission on May 14, 2019

Registration No. 333-133829
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	88-0488686
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11388 Sorrento Valley Road San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

HALOZYME THERAPEUTICS, INC. 2005 OUTSIDE DIRECTORS’ STOCK PLAN HALOZYME THERAPEUTICS, INC. 2006 STOCK PLAN (Full title of the plan)

Harry J. Leonhardt
Senior Vice President, General Counsel
11388 Sorrento Valley Road
San Diego, CA 92121
(Name and address of agent for service)
(858) 794-8889
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S‑8 (Registration No. 333-133829) initially filed by Halozyme Therapeutics, Inc., a Delaware corporation (the “Company”) with the U.S. Securities and Exchange Commission on May 5, 2006 (as amended on September 19, 2008, the “Registration Statement”) to register a total of 2,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for issuance of (i) up to 2,000,000 shares of Common Stock granted under the Halozyme Therapeutics, Inc. 2006 Stock Plan (the “2006 Plan”) and (ii) up to 500,000 shares of Common Stock granted under the Halozyme Therapeutics, Inc. 2005 Outside Directors’ Stock Plan (the “2005 Plan”). As of the date of this Post-Effective Amendment, each of the 2005 Plan and the 2006 Plan has terminated, no awards remain outstanding under either of the 2005 Plan or the 2006 Plan, and no additional shares of Common Stock will be issued under either of the 2005 Plan or the 2006 Plan.

In accordance with the Company’s undertaking in Part II, Item 9 of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

24	Power of Attorney (included in signature pages to this Registration Statement)

 SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on this 14th day of May, 2019.

Halozyme Therapeutics, Inc.

By:	/s/ Helen I. Torley, M.B. Ch.B., M.R.C.P.
Helen I. Torley, M.B. Ch.B., M.R.C.P.
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Helen I. Torley, Laurie D. Stelzer, and Harry J. Leonhardt and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his substitute or substituted, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Helen I. Torley, M.B. Ch.B., M.R.C.P. Helen I. Torley, M.B. Ch.B., M.R.C.P.	President, Chief Executive Officer, and Director (Principal Executive Officer)	May 14, 2019

/s/ Laurie Stelzer Laurie Stelzer	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2019

/s/ Connie L. Matsui Connie L. Matsui	Chairman of the Board of Directors	May 14, 2019

/s/ Jean-Pierre Bizzari, M.D. Jean-Pierre Bizzari, M.D.	Director	May 14, 2019

/s/ Bernadette Connaughton Bernadette Connaughton	Director	May 14, 2019

/s/ James M. Daly James M. Daly	Director	May 14, 2019

__________________ Jeffrey W. Henderson	Director

________________ Kenneth J. Kelley	Director

/s/ Mathew L. Posard Matthew L. Posard	Director	May 14, 2019